Exhibit 10.5
FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT between Greg Manning and Company, Effective as of July 1, 2000


FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment"), made as of July 1, 2000, by and between Greg manning Auctions, Inc., a New York corporation having its principal office at 775 Passaic Avenue, West Caldwell, New Jersey 07006 (the "Company"), and Greg manning, an individual [address ommitted]
(the "Executive").

WHEREAS, the Company and the Executive entered into an Employment Agreement dated as of May 14, 1993, as amended by an amendment effective as of June 30, 1995; by a second amendment effective as of July 1, 1997; and by a third amendment effective as of July 1, 1999 (as so amended, the "Agreement");

WHEREAS, the Company and the Executive desire to amend the Agreement in certain respects;

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, desiring to be legally bound, hereby agree as follows:

1       Paragraph 1 of the Agreement is hereby amended to extend the term of the
Agreement to June 30, 2002 (subject to earlier   termination  as provided in the
Agreement).

2. Paragraph 3(a) of the Agreement is hereby amended to delete the first sentence thereof and insert in lieu thereof the following:

(a) For the full, prompt and faithful performance of all of his duties and services hereunder, the Company shall pay the Executive an annual base salary of $350,000 per year for the period of his employment hereunder.

3. Paragraph 3(b)(I) is hereby amended by adding the following at the end thereof:

     Notwithstanding the foregoing, the Executive shall be entitled to receive a bonus of not less than $50,000 per year.

4. All capitalized terms used herein and not otherwise defined shall have their respective meanings as set forth in the Agreement.

5.       This Amendment shall be effective for all purposes as of July  1, 2000.
Except as hereby amended, all the terms and   conditions  of the Agreement shall
remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

GREG MANNING AUCTIONS, INC.

BY:___/s/ Greg Manning______